Exhibit 4


                                Robert J. Higgins
                      Trans World Entertainment Corporation
                               38 Corporate Circle
                             Albany, New York 12203


April 2, 2008


Mr. Bryant Riley
Riley Investment Management LLC
11100 Santa Monica Boulevard, Suite 810
Los Angeles, California 90025


    Re: Reinstatement and Amendment No. 2 to Letter of Intent - Possible Going Private Transaction
         -------------------


Dear Bryant:

     Reference is made to that certain letter of intent, date November 28, 2007 (as reinstated and amended on February 1, 2008, the "Amended Letter of Intent"), between us regarding a possible going private transaction in which we would jointly acquire all outstanding shares of the common stock, par value $0.01 per share, of Trans World Entertainment Corporation not owned by us or by other persons or entities who may participate with us.


         This letter agreement (this "Amendment") confirms our agreement to hereby (i) reinstate the Amended Letter of Intent, which expired by its terms on March 31, 2008, and make it effective in accordance with its terms, as amended by this Amendment, and (ii) amend the section of the Amended Letter of Intent titled "Term" by deleting it in its entirety and inserting the following in lieu thereof:


"Term Except as otherwise specifically provided in this letter agreement, the obligations of Higgins and Riley under this Letter of Intent shall terminate at the earlier of May 31, 2008 and the date that definitive documentation in connection with the transactions contemplated hereby has been signed among Trans World, Venture LLC and/or the parties hereto and their respective affiliates."


                         [Signatures on following page]

         Please return a signed copy of this Amendment duly signed by you in order to indicate your acceptance of the foregoing.

                                                     Very truly yours,


                                                     /s/ Robert J. Higgins
                                                     ---------------------------
                                                     Robert J. Higgins




Accepted and Agreed to on
April 2, 2008

Riley Investment Management LLC



By:   /s/ Bryant Riley
      ----------------------------------
      Name:   Bryant Riley
      Title:  Managing Member



        [Signature Page to Amendment No. 2 to LOI regarding Acquisition]